INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Post-Effective Amendment No. 14 to Registration Statement No. 33-51626 on Form N-1A under the Securities Act of 1933, of our report dated January 18, 2002, relating to Ave Maria Catholic Values Fund, and to the reference to us under the heading "Financial Highlights" in the Prospectus. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
April 26, 2002